FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS RECORD QUARTERLY NET SALES, ADJUSTED GROSS MARGIN, ADJUSTED NET INCOME AND CASH FLOW FROM OPERATIONS

Second Quarter Calendar Year 2015* Highlights:

•	Delivered record quarter net sales of $1.53 billion, comprised of $1.15 billion from consumer-facing businesses.

•	Compared to the prior year, adjusted net income increased 37% to a record $320 million, with adjusted diluted earnings per share of $2.18 up 25%.

•	Achieved record adjusted gross margin of 49.1% and record second calendar quarter adjusted operating margin of 28.5%.

•	Reported second calendar quarter GAAP net income of $56 million and GAAP diluted earnings per share of $0.38 with GAAP gross margin of 41.0% and GAAP operating margin of 14.8%.

•	Generated record quarterly operating cash flow of $463 million.

Outlook:

•	The Company continues to expect calendar year 2015 adjusted earnings per diluted share range of $7.50 to $8.00, an increase of 20% to 28% over calendar 2014 adjusted earnings per share.

*As previously disclosed, the Company is changing its fiscal year end from June to December 31.  As discussed in this press release, the second calendar quarter ended June 27, 2015 is the same as the Company’s fourth fiscal quarter ended June 27, 2015.

Dublin, Ireland - August 5, 2015 - Perrigo Company plc (NYSE: PRGO; TASE) today announced results for the second calendar quarter ended June 27, 2015.

Perrigo’s Chairman, President and CEO Joseph C. Papa commented, “The team delivered a strong financial performance in the quarter, highlighted by all-time record quarterly results. Our Branded Consumer Healthcare segment, comprised of our recently acquired Om ega Pharma assets, achieved an impressive $401 million in sales, which included new product sales of $33 million. With Omega in our portfolio, consolidated new product sales for Perrigo were a record $149 million. The Rx segment grew 10% in the quarter on top of a record performance last year. Notwithstanding a decline in the VMS and animal health categories, we grew adjusted operating income by 18% to a record $160 million in the Consumer Healthcare segment. Since the closing of the Omega Pharma acquisition, we have continued to execute on a major component of our 'Base Plus Plus Plus' strategy, with three announced acquisitions, two of which build upon our pan-European platform. Our durable business model and future growth prospects are self-evident as we continue to progress on our stand-alone strategy."

Refer to Tables I and II at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are summarized in the attached Consolidated Statements of Operations.

Perrigo Company plc**
(in millions, except per share amounts)
(see the attached Table I for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Calendar 2015	Calendar 2014
	Second Quarter Ended	Second Quarter Ended	YoY	Constant Currency
	6/27/2015	6/28/2014	% Change	% Change
Net Sales
Consumer Healthcare	$746.4	$772.4	-3%	-2%
Branded Consumer Healthcare	$401.2	$0.0	—%	—%
Rx	$278.3	$253.4	10%	11%
Specialty Science	$83.6	$85.9	-3%	5%
Other	$22.2	$32.5	-32%	-27%
Total Net Sales	$1,531.6	$1,144.2	34%	36%

Reported Net Income	$56.4	$131.7	-57%
Adjusted Net Income	$320.3	$234.1	37%
Reported Diluted EPS	$0.38	$0.98	-61%
Adjusted Diluted EPS	$2.18	$1.74	25%
Reported Diluted Shares	146.8	134.3	9%
Adjusted Diluted Shares	146.8	134.3	9%

**This press release contains non-GAAP measures. The reconciliation of these measures to the most comparable GAAP measures is included at the end of this press release. As a part of these non-GAAP measures, we report sales performance using the financial measure of "constant currency". We believe this provides meaningful information to assist our shareholders in understanding our financial results and true operational performance by assuming that foreign exchange rates had not changed between the prior and current period. The comparisons presented at constant currency reflect current year results translated at the prior year's exchange rates. This includes the royalty revenue related to Biogen Inc.'s sales of its Multiple Sclerosis drug Tysabri® included in the Specialty Sciences Segment.

Second Calendar Quarter Results

Net sales in the quarter were $1.5 billion, an increase of 34% on a reported basis, or a 36% increase on a constant currency basis, over the calendar second quarter of 2014, attributable primarily to $401 million related to the inclusion of the Branded Consumer Healthcare ("BCH") segment and 11% growth in the Rx segment on a constant currency basis. New product sales were a record $149 million driven by $116 million from legacy Perrigo and a $33 million contribution from BCH. This increase was offset partially by $64 million in discontinued products, $23 million of unfavorable foreign currency movements and lower sales volumes in the VMS and animal health categories.

Excluding charges as outlined in Table I at the end of this release, second quarter calendar year 2015 adjusted net income increased 37% to $320 million or $2.18 per diluted share versus $1.74 for the same period last year.

Segment Results

Consumer Healthcare

Net sales were $746 million, a decrease of 3% as reported, or a 2% decrease on a constant currency basis, reflecting new product sales of $77 million and an increase in sales of existing products of $16 million (primarily in the cough/cold, smoking cessation and infant formula categories). These increases were more than offset by discontinued products of $61 million, a decline of $52 million in existing products (primarily in the animal health, antacids and VMS categories) and $12 million in negative foreign currency effects.

Adjusted gross profit percent to sales grew 330 basis points as a result of manufacturing efficiencies and improved product mix.

Adjusted operating income of $160 million improved $24 million, or 18%, compared to the prior year due to higher gross profit contribution and lower selling expenses.

Branded Consumer Healthcare

Net sales of $401 million included new product sales of $33 million and discontinued products of $1 million.

Second calendar quarter adjusted gross profit percent to sales was 53.0% and adjusted operating income was $77 million, or 19.2% of sales.

Rx Pharmaceuticals

Net sales of $278 million, an increase of 10% as reported, or 11% over the prior year on a constant currency basis, were driven by new product sales of $38 million. These results included the launches of the generic versions of clobetasol spray and testosterone gel 1.0% Adjusted gross profit percent to sales increased 440 basis points as a result of higher margin new product sales and pricing initiatives enacted in calendar 2014.

Adjusted operating income of $138 million improved $15 million, or 13%, compared to the prior year and reflected increased R&D investments on new product development and investments in the specialty pharmaceuticals sales force.

Specialty Sciences

The Company recognized $84 million of royalty revenue related to Biogen Inc.'s global sales of its Multiple Sclerosis drug Tysabri®. Net sales included $7 million in unfavorable foreign currency movements.

Other

Net sales in the Other segment, comprised of the API business, were $22 million, a decrease of $10 million over the prior year, and included $2 million in unfavorable foreign currency movements. Adjusted operating income was $2 million, a decline of $7 million versus a year ago.

Non-GAAP guidance for calendar 2015 excludes among other items listed on Table I, restructuring, unusual litigation charges, along with costs associated with an unsolicited offer to acquire the Perrigo Company plc by Mylan N.V. ("Mylan").  At this time, a reconciliation to GAAP for these measures for calendar 2015 is impracticable to provide given the uncertainty and potential variability of these items. The unavailable reconciling items could significantly impact the Company's financial results.

A conference call will begin at 10:00 a.m. (ET) live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID#77998688 . A taped replay of the call will be available beginning at approximately 1:00 p.m. (ET) on August 5, 2015 until midnight on August 21, 2015. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 77998688.

Perrigo Company plc is a top five global over-the-counter ("OTC") consumer goods and leading specialty pharmaceutical company, offering patients and customers high- quality products at affordable prices. From the Company's beginning in 1887 as a packager of home remedies, it has grown to become the world's largest manufacturer of OTC healthcare products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products, and it receives royalties from sales of the multiple sclerosis drug Tysabri®. The Company provides “Quality Affordable Healthcare Products®” across a wide variety of product categories and geographies, primarily in North America, Europe and Australia, as well as in other markets, including Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, including but not limited to, the successful integration of the Omega Pharma Invest NV business and future actions that may be taken by Mylan N.V. in furtherance of its unsolicited proposal to acquire control of the Company. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 28, 2014, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release contains non-GAAP measures. The reconciliation of those measures to the most comparable GAAP measures is included at the end of this press release. A copy of this press release, including the reconciliations, is available on our website at www.perrigo.com.

The directors of Perrigo accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Perrigo (who have taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Sources of Information and Bases of Calculation

The relevant bases of calculation and sources of information are set out below and provided in the order in which the information appears in the announcement. Where such information is repeated in the announcement the underlying sources and bases are not repeated.

The Perrigo forecasts and goals included in this announcement are derived from Perrigo’s quarterly forecast and documents produced to support the forecasting process.   Each quarter Perrigo completes an updated forecast based on current information available.

The information for product categories and new product sales forecasts and goals in this announcement are consistent with the forecast for the year presented.   The new product launch sales information included in the forecast is risk-adjusted to reflect Perrigo’s assessment of the individual probability of launch of products in development and, when applicable, timing of regulatory approval. Perrigo estimates market share penetration and pricing relative to the national brand based on historical or similar product category experience.  The basis for the unit volumes of Rx Pharmaceutical and Rx to OTC switches are derived from current brand sales based on readily available public information.

            Overhead and material costs are derived from current spending patterns with specific capital and manufacturing expansions based on requirements generated from product sales forecast information.  Perrigo estimates manufacturing cost and purchasing efficiencies as well as administrative expenditures based on the principle of achieving operating leverage. R&D forecasts are based on management’s best estimate of specific product launch timing and investment requirements to achieve expected launch dates.

Information relative to interest expense and shares outstanding are based on the current capital structure at the time the forecast is made.

A person interested in 1% or more of any class of relevant securities of Perrigo or Mylan N.V. may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose "relevant securities" "dealings" should be disclosed can be found on the Irish Takeover Panel's website at www.irishtakeoverpanel.ie. "Interests in securities" arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an "interest" by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel's website.

If you are in any doubt as to whether or not you are required to disclose a "dealing" under Rule 8, please consult the Irish Takeover Panel's website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020; fax number +353 1 678 9289.

The EPS guidance provided by Perrigo in this announcement for calendar year 2015 constitutes a profit forecast for the purposes of the Irish Takeover Rules. This profit forecast will be reported on by Perrigo's reporting accountants and financial advisors in accordance with Rule 28.3 of the Irish Takeover Rules at the relevant time. Other than the aforementioned guidance provided by Perrigo for calendar year 2015, nothing in this announcement is intended to be a profit forecast or asset valuation and no statement in this announcement, other than aforementioned profit forecast, should be interpreted to mean that the earnings per Perrigo share for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

Arthur J. Shannon, Vice President, Investor Relations and Global Communications
(269) 686-1709
E-mail: ajshannon@perrigo.com

Bradley Joseph, Director, Investor Relations and Global Communications
(269) 686-3373
E-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Three Months Ended
	June 27, 2015	June 28, 2014
Net sales	$1,531.6	$1,144.2
Cost of sales	903.5	728.5
Gross profit	628.1	415.7

Operating expenses
Distribution	23.7	14.1
Research and development	62.6	38.1
Selling	174.9	58.6
Administration	140.1	97.0
Restructuring	(0.1)	10.5
Total operating expenses	401.2	218.3

Operating income	226.9	197.4

Interest expense, net	45.9	26.3
Other expense, net	22.7	5.6
Loss on extinguishment of debt	0.9	—
Income before income taxes	157.4	165.5
Income tax expense	101.0	33.8
Net income	$56.4	$131.7

Earnings per share
Basic earnings per share	$0.39	$0.98
Diluted earnings per share	$0.38	$0.98

Weighted-average shares outstanding
Basic	146.3	133.8
Diluted	146.8	134.3

Dividends declared per share	$0.125	$0.105

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	June 27, 2015				June 28, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP (2)	Non-GAAP Adjustments (2)		As Adjusted (2)	GAAP	As Adjusted
Net sales	$1,531.6	$—		$1,531.6	$1,144.2	$—		$1,144.2	34%	34%
Cost of sales	903.5	124.6	(a,b)	778.9	728.5	93.0	(a)	635.4	24%	23%
Gross profit	628.1	124.6		752.7	415.7	93.0		508.8	51%	48%

Operating expenses
Distribution	23.7	—		23.7	14.1	—		14.1	68%	68%
Research and development	62.6	18.0	(c)	44.6	38.1	—		38.1	64%	17%
Selling	174.9	33.2	(a)	141.7	58.6	5.8	(a)	52.8	198%	168%
Administration	140.1	34.3	(a,d)	105.8	97.0	17.8	(a,g)	79.2	44%	34%
Restructuring	(0.1)	(0.1)		—	10.5	10.5	(h)	—	-101%	NM
Total operating expenses	401.2	85.4		315.8	218.3	34.1		184.2	84%	71%

Operating income	226.9	210.0		436.9	197.4	127.1		324.6	15%	35%
Interest expense, net	45.9	—		45.9	26.3	—		26.3	75%	75%
Other expense, net	22.7	17.6	(e)	5.1	5.6	3.5	(i)	2.1	NM	143%
Loss on extinguishment of debt	0.9	0.9		—	—	—		—	NM	NM
Income before income taxes	157.4	228.5		385.9	165.5	130.6		296.2	-5%	30%
Income tax expense	101.0	(35.4)	(f)	65.6	33.8	28.3	(j)	62.1	198%	6%
Net income	$56.4	$263.9		$320.3	$131.7	$102.3		$234.1	-57%	37%

Diluted earnings per share	$0.38			$2.18	$0.98			$1.74	-61%	25%

Diluted weighted average shares outstanding	146.8			146.8	134.3			134.3	9%	9%

Selected ratios as a percentage of net sales (2)
Gross profit	41.0%			49.1%	36.3%			44.5%
Operating expenses	26.2%			20.6%	19.1%			16.1%
Operating income	14.8%			28.5%	17.3%			28.4%

Second Calendar Quarter Tickmark Legend
Tickmark	Description

(1)	Amounts may not sum or cross-foot due to rounding
(2)	Ratios calculated using exact numbers
NM	Calculations not meaningful

(a)	Acquisition-related amortization expense

(b)	Inventory step-up related to the Omega acquisition ($15.6 million)

(c)	Initial payment made in connection with an R&D arrangement

(d)	Primarily legal and consulting fees related to the Mylan N.V. defense ($13.4 million) and acquisition-related expenses ($18.6 million)

(e)	Goodwill impairment charge ($6.8 million), losses on derivatives ($5.5 million), equity method investment losses ($3.5 million), and investment impairment of ($1.7 million)

(f)	Tax effect of non-GAAP adjustments described above along with the impact of acquisitions on deferred tax balances

(g)	Loss contingency accrual on unusual litigation ($15.0 million)

(h)	Restructuring and integration-related charges related primarily to the Elan acquisition

(i)	Equity method investment losses

(j)	Tax effect of non-GAAP adjustments

Table II
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Consumer Healthcare	June 27, 2015				June 28, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$746.4	$—		$746.4	$772.4	$—		$772.4	-3%	-3%
Cost of sales	488.1	10.2	(a)	477.9	527.1	7.3	(a)	519.8	-7%	-8%
Gross profit	258.3	10.2		268.5	245.3	7.3		252.6	5%	6%
Operating expenses	115.0	6.1	(a,b)	108.9	127.0	9.9	(a,b)	117.1	-9%	-7%
Operating income	$143.3	$16.3		$159.6	$118.3	$17.2		$135.5	21%	18%

Selected ratios as a percentage of net sales (1)
Gross profit	34.6%			36.0%	31.8%			32.7%
Operating expenses	15.4%			14.6%	16.4%			15.1%
Operating income	19.2%			21.4%	15.3%			17.5%

(1) Ratios calculated using exact numbers

(a) Acquisition-related amortization expense
(b) Restructuring charges and other integration-related expenses

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Branded Consumer Healthcare	June 27, 2015 (2)
	GAAP	Non-GAAP Adjustments		As Adjusted
Net sales	$401.2	$—		$401.2
Cost of sales	211.1	22.6	(a,b)	188.5
Gross profit	190.1	22.6		212.7
Operating expenses	163.5	27.8	(a,c)	135.7
Operating income	$26.6	$50.4		$77.0

Selected ratios as a percentage of net sales (1)
Gross profit	47.4%			53.0%
Operating expenses	40.8%			33.8%
Operating income	6.6%			19.2%

(1) Ratios calculated using exact numbers
(2) Only includes activity from March 30, 2015 to June 27, 2015

(a) Acquisition-related amortization expense
(b) Inventory step-up of $15.6 million
(c) Integration-related expenses

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Rx Pharmaceuticals	June 27, 2015				June 28, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$278.3	$—		$278.3	$253.4	$—		$253.4	10%	10%
Cost of sales	116.9	18.8	(a)	98.1	117.8	17.5	(a)	100.3	-1%	-2%
Gross profit	161.4	18.8		180.2	135.6	17.5		153.1	19%	18%
Operating expenses	61.9	19.4	(a,b,c,d)	42.5	46.3	15.5	(a,e)	30.8	34%	38%
Operating income	$99.5	$38.2		$137.7	$89.3	$33.0		$122.3	11%	13%

Selected ratios as a percentage of net sales (1)
Gross profit	58.0%			64.8%	53.5%			60.4%
Operating expenses	22.2%			15.3%	18.3%			12.2%
Operating income	35.7%			49.5%	35.2%			48.3%

(1) Ratios calculated using exact numbers

(a) Acquisition-related amortization expense
(b) Initial payment of $18.0 million made in connection with an R&D arrangement
(c) Restructuring and other integration related expenses
(d) Write-off of contingent consideration of $1.0 million
(e) Loss contingency accrual of $15.0 million

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Specialty Sciences	June 27, 2015				June 28, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$83.6	$—		$83.6	$85.9	$—		$85.9	-3%	-3%
Cost of sales	72.5	72.5	(a)	—	67.8	67.8	(a)	—	7%	NM
Gross profit	11.1	72.5		83.6	18.1	67.8		85.9	-39%	-3%
Operating expenses	4.7	0.3	(a)	4.4	13.2	5.8	(b)	7.4	-65%	-41%
Operating income	$6.4	$72.8		$79.2	$4.9	$73.6		$78.5	31%	1%

Selected ratios as a percentage of net sales (1)
Gross profit	13.3%			100.0%	21.1%			100.0%
Operating expenses	5.6%			5.2%	15.3%			8.6%
Operating income	7.7%			94.8%	5.8%			91.4%

(1) Ratios calculated using exact numbers
NM - Calculations are not meaningful

(a) Acquisition-related amortization expense
(b) Elan restructuring and other integration-related expenses

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Other	June 27, 2015				June 28, 2014				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$22.2	$—		$22.2	$32.5	$—		$32.5	-32%	-32%
Cost of sales	14.9	0.5	(a)	14.4	15.7	0.5	(a)	15.2	-5%	-4%
Gross profit	7.3	0.5		7.8	16.8	0.5		17.3	-57%	-55%
Operating expenses	5.4	—		5.4	8.0	0.2		7.8	-33%	-31%
Operating income	$1.9	$0.5		$2.4	$8.8	$0.7		$9.5	-79%	-75%

Selected ratios as a percentage of net sales (1)
Gross profit	32.8%			34.9%	51.7%			53.4%
Operating expenses	24.4%			24.4%	24.7%			24.1%
Operating income	8.4%			10.6%	27.0%			29.3%

(1) Ratios calculated using exact numbers.

(a) Acquisition-related amortization expense